UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2017

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement

On November 13, 2017, FactSet Research Systems Inc. (the “Company” or “FactSet”) entered into a separation of employment and general release agreement with Mark J. Hale (the “Agreement”), pursuant to which Mr. Hale will continue to be an employee of the Company until December 31, 2017. Under the terms of the Agreement, Mr. Hale will receive: (i) a payment of $427,500 on or before January 11, 2018; (ii) the acceleration of the vesting of certain outstanding restricted shares; and (iii) the acceleration of the vesting of certain outstanding stock options. In addition, the Agreement provides for a release of claims by Mr. Hale and the Company and other terms and conditions customary for agreements of this nature.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Executive Vice President, Chief Operating Officer

On November 14, 2017, FactSet announced that Mark J. Hale will separate from his position as Executive Vice President, Chief Operating Officer, effective on December 31, 2017. The Company has no current plans to appoint a replacement.

Appointment of New Chief Technology and Product Officer

On November 14, 2017, FactSet announced the appointment of Gene Fernandez to the Company’s newly created role of Chief Technology and Product Officer (“CTPO”), effective November 27, 2017. Mr. Fernandez will report directly to Philip Snow, FactSet’s Chief Executive Officer.

Prior to his appointment as FactSet’s CTPO, Mr. Fernandez, age 50, served as the Chief Technology Officer, New Product Development at J.P. Morgan. In this role, he developed the strategy and built the engineering function responsible for new product innovation. During his decade at J.P. Morgan, Mr. Fernandez held various other roles, including Chief Technology Officer for Client Technology and Research and Banking Information Technology. Prior to J.P. Morgan, he worked at Credit Suisse and Merrill Lynch. Mr. Fernandez received a B.S. in Computer Science and Economics from Rutgers University.

In connection with his employment, Mr. Fernandez will receive an annual base salary of $300,000 with a target annual performance bonus of $450,000 for fiscal 2018. Mr. Fernandez will receive this performance bonus in cash when fiscal year-end corporate bonuses are paid during the first quarter of fiscal 2019, provided that he remains employed by FactSet and is in good standing at the time bonuses are paid.

Mr. Fernandez will be granted a one-time stock option award with an aggregate grant date fair value of $750,000 in the second quarter of fiscal 2018, pursuant to the FactSet Research Systems Inc. 2004 Stock Option and Award Plan, as Amended and Restated, or a replacement plan. The one-time stock option award vests 20% per year over the next five years from the date of grant, provided that Mr. Fernandez is employed by FactSet and is in good standing on the vesting dates. Mr. Fernandez will also be granted an annual stock option award with a target grant date value of approximately $400,000 in conjunction with the Company’s fiscal 2019 equity grant (which is currently estimated to be in early November 2018), provided that Mr. Fernandez is employed by FactSet and is in good standing on the vesting dates. The number of stock option awards to be granted in order to deliver the intended value for both awards will be determined on the respective grant dates using an option-pricing model.

Mr. Fernandez does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of FactSet Research Systems Inc., dated November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: November 14, 2017	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer

(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of FactSet Research Systems Inc., dated November 14, 2017